                                                                    Exhibit 21.1

                            D&E Communications, Inc.

                         Subsidiaries of the Registrant
                             as of December 31, 2001

 ------------------------------------------------------------------------------

The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.

                                         State of                   Doing Business
       Subsidiary                      Incorporation                Under Name of
       ----------                      -------------                -------------
Denver and Ephrata Telephone
     and Telegraph Company             Pennsylvania             D&E Telephone Company

D&E Networks, Inc.                     Pennsylvania             D&E Networks, Inc.
                                                                D&E Telestore
                                                                D&E Computer Networking
                                                                     Services

D&E Wireless, Inc.                     Pennsylvania             D&E Wireless, Inc.

D&E Investments, Inc.                  Nevada                   D&E Investments, Inc.

PCS Licenses, Inc.                     Nevada                   PCS Licenses, Inc.

D&E Systems, Inc.                      Delaware                 D&E Systems, Inc.
                                                                D&E Communications
                                                                D&E Long Distance

D&E Management Services, Inc.          Nevada                   D&E Management Services, Inc.

D&E Ventures, Inc.                     Pennsylvania             D&E Ventures, Inc.

D&E Acquisition Corp.                  Pennsylvania             D&E Acquisition Corp.

AFFILIATES

D&E/Omnipoint Wireless
    Joint Venture, L.P.                Delaware

EuroTel, L.L.C.                        Nebraska

PenneCom B.V.                          Netherlands

Pilicka Telephone                      Poland

EuroTel II, L.L.C.                     Nebraska

PenneCom I C.V.                        Netherlands

PenneCom II C.V.                       Netherlands